Exhibit 23.2


                       [LETTERHEAD OF MALONEBAILEY, LLP]


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1 of our report dated February 2, 2013 with respect to the audited balance sheet of Drimex, Inc. (a development stage company) (the "Company") as of December 31, 2012, and the related statement of expenses, changes in stockholders' equity and cash flows for the period from August 10, 2012 (inception) through December 31, 2012.

We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ MaloneBailey, LLP
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MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas
February 2, 2013